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                                                                    EXHIBIT 10.2

                                    AGREEMENT

         THIS AGREEMENT, dated as of April 23, 2001 (the "Effective Date") by and between GAYLORD ENTERTAINMENT COMPANY, a Delaware corporation having its corporate headquarters at One Gaylord Drive, Nashville, Tennessee 37214 (together with all subsidiaries and other affiliates referred to as "the Company") and MICHAEL D. ROSE ("Rose").

         WHEREAS, the Company desires to enter into an agreement regarding Rose's service as Chairman of the Company's Board of Directors, and Rose desires to serve as Chairman of the Company's Board of Directors and enter into such an agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

         1.       TERM; REPRESENTATION.

                  (a) Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of two (2) years (the "Initial Term"). This Agreement shall automatically renew for one
         (1) year terms (each referred to an "Additional Term") (the Initial Term and each Additional Term collectively referred to as the "Term") unless either party notifies the other party at least 90 days prior to the expiration of the Initial Term or the first renewal term.

                  (b) Representation. Rose hereby represents to the Company that the execution and delivery of this Agreement and the performance by Rose of his duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any agreement or policy to which Rose is a party or otherwise bound.

         2. POSITION; RESPONSIBILITIES. During the Term, and subject to approvals required by the Delaware Business Corporation Act and the Company's Certificate of Incorporation and Bylaws, Rose shall serve as a member of the Board of Directors of the Company and, subsequent to the May 2001 Annual Meeting of the Shareholders of the Company, shall perform the duties of the Chairman of the Board as described by the Company's Restated Bylaws, as amended from time to time, and such other duties as may be prescribed by the Board of Directors.

         3. REMUNERATION. During the Term, the Company shall pay Rose $350,000 per year (the "Base Remuneration") for his services as Chairman of the Board. Such payment shall be in lieu of any other fees or other compensation payable to other directors of the Company.

         4. STOCK OPTION GRANT. Subject to the vesting schedule provided for herein, the Company hereby grants to Rose options to purchase 100,000 shares of common stock of the Company ("Company Common Stock") (the "Stock Options"). The Stock Options shall (i) be granted pursuant to the Company's 1997 Omnibus Stock Option and Incentive Plan as may hereafter be further amended (the "Omnibus Plan"); (ii) be subject to the terms of a stock option agreement between the Company and Rose in the form attached as Exhibit A; (iii) vest in 25,000 share increments on the first through fourth anniversary of the Effective Date, (iv) be exercisable at the closing price of the Company's Common Stock as reported in the Wall Street Journal for the trading


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day immediately preceding the award of the option grant by the Board of
Directors; and (v) have a term of ten years from the Effective Date.

         5. RESTRICTED STOCK GRANT. Subject to the provisions of Section 12, the Company hereby grants to Rose 20,000 restricted shares of Company Common Stock (the "Restricted Stock Grant"). The restrictions on the Restricted Stock Grant shares shall terminate (i.e., the shares will become available for distribution to Rose) in 5,000 share increments on the first through the fourth anniversaries of the Effective Date. The Restricted Stock Grant shares shall be granted pursuant to the Omnibus Plan, and shall otherwise be subject to the terms of a restricted stock grant agreement between the Company and Rose in the form attached as Exhibit B-1. If and when a restriction terminates as to a 5,000 share increment, the Company shall deliver such shares to Rose.

         6. CONTINGENT RESTRICTED STOCK GRANT. Subject to the provisions of Section 12, if the Company's Common Stock trades at an average closing price of $32 or higher as reported in the Wall Street Journal for any period of thirty
(30) consecutive trading days during the Initial Term, the Company shall grant to Rose an additional 20,000 restricted shares of Company Common Stock (the "Contingent Restricted Stock Grant"). If the Contingent Restricted Stock Grant is awarded, the restrictions on the Contingent Restricted Stock Grant shares shall terminate (i.e., the shares will become available for distribution to Rose) in 5,000 share increments on the first through the fourth anniversaries of the day on which the condition for the award of the Contingent Restricted Stock Grant is met. The Contingent Restricted Stock Grant shall be granted pursuant to the Omnibus Plan, and shall otherwise be subject to the terms of a contingent restricted stock grant agreement between the Company and Rose in the form attached as Exhibit B-2. If and when a restriction terminates as to a 5,000 share increment, the Company shall deliver such shares to Rose.

         7.       ADDITIONAL BENEFITS. Rose shall be entitled to the following:

                  (a) Vehicle Allowance. During the Term, Rose shall be entitled to receive from the Company a vehicle allowance of $1,050 per month, subject to future increases as may be granted to senior executives.

                  (b) Use of Company Aircraft. During the Term and subject to availability, the Company shall make available a corporate aircraft to Rose for travel. In addition, the Company shall reimburse Rose for Rose's use of his personal aircraft in connection with the performance of his duties for the Company. To the extent Rose is required to travel on a commercial airline in connection with the performance of his duties for the Company, Rose shall be entitled to travel on a first-class basis.

                  (c) Attorney's Fees. Rose shall be entitled to reimbursement for reasonable attorney's fees incurred by Rose in the review and negotiation of this Agreement, upon submission of documentation evidencing such expenses.

                  (d) Benefit Plans. Rose shall be entitled to participate in all Company benefit plans, programs and arrangements of the Company for which other senior members of management are eligible.

         8. BUSINESS EXPENSES. During the Term, the Company shall reimburse Rose, in accordance with the Company's policies and procedures, for all reasonable expenses incurred by Rose in connection with the performance of his duties for the Company.


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         9.       ADMINISTRATIVE ASSISTANT. The Company shall employ, on an
at-will basis, Rose's administrative assistant, Norma Egbert, on terms substantially similar to those of similarly situated employees in the Company. Ms. Egbert's compensation shall be $55,000 per year, and she shall be entitled to participate in any employee benefit plans available to similarly situated employees.

         10. FINANCIAL COUNSELING. The Company shall reimburse Rose up to a maximum of $15,000 per year for his expenses in obtaining financial counseling, upon submission of documentation evidencing such expenses.

         11. TERMINATION. Rose's service as Chairman of the Board of Directors may be terminated prior to the end of the Term as follows:

                  (a) Termination by Death. Upon the death of Rose ("Death"), Rose's service as Chairman of the Board shall automatically terminate as of the date of Death.

                  (b) Termination by Company for Permanent Disability. At the option of the Board of Directors, Rose's service as Chairman of the Board of Directors may be terminated by written notice to Rose or his personal representative in the event of the Permanent Disability of Rose. As used herein, the term "Permanent Disability" shall mean a physical or mental incapacity or disability which renders Rose unable substantially to render the services contemplated hereunder for a period of ninety (90) consecutive days or one hundred eighty (180) days during any twelve (12) month period as determined in good faith by the Board of Directors.

                  (c) By the Board of Directors With Cause. Rose's termination as Chairman of the Board by the Board of Directors shall be considered "With Cause" upon the occurrence of any one or more of the following events (each, a "Cause"):

                           (i) any action by Rose constituting material fraud, material self-dealing, material dishonesty or embezzlement in the course of his service hereunder; or

                           (ii) any conviction of Rose of a crime involving moral turpitude.

                  (d) By the Board of Directors Without Cause. In the event that Rose's service as Chairman of the Board of Directors is terminated by the Board for any reason other than a Cause, such termination shall be "Without Cause."

                  (e) By Rose for Good Reason. At the option of Rose, Rose may terminate his service as Chairman of the Board by written notice to the Company given within a reasonable time after the occurrence of a material breach by the Company of any of its obligations under this Agreement and the failure by the Company to cure such breach within thirty (30) days of such notice ("Good Reason").

                  (f) Expiration of the Term. The expiration of the Initial Term or any Additional Term shall not for any purpose be deemed a termination under Section 11(c), (d) or (e) hereinabove.


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         12.      EFFECT OF TERMINATION; TREATMENT OF STOCK OPTIONS AND
RESTRICTED STOCK GRANTS UPON EXPIRATION OF TERM.

                  (a) Effect of Termination by Death. Upon the termination of Rose's service as Chairman of the Board of Directors because of Death, Rose's estate shall be entitled to receive an amount equal to the accrued but unpaid Base Remuneration through the date of termination as well as any unreimbursed reasonable business expenses incurred by Rose through the date of termination. In addition, all restrictions shall be removed from the Restricted Stock Grant shares and the Contingent Restricted Stock Grant shares, if any, and the vesting and exercise of Rose's Stock Options shall be governed by the Omnibus Plan.

                  (b) Effect of Termination for Permanent Disability. Upon the termination of Rose's service as Chairman of the Board of Directors because of Permanent Disability, Rose shall be entitled to receive his Base Remuneration until he becomes eligible for long term disability benefits as well as any unreimbursed reasonable business expenses incurred by Rose through the date of termination. Rose shall be entitled to the Restricted Stock Grant shares or Contingent Restricted Stock Grant shares that are free from restrictions as of the date of termination, and the vesting and exercise of Rose's Stock Options shall be governed by the Omnibus Plan. Rose shall be entitled to continue to receive group medical insurance benefits from the date of termination until the time he is eligible to receive long term disability benefits.

                  (c) Effect of Termination by the Company With Cause or by Rose Without Good Reason. Upon the termination of Rose's service as Chairman of the Board of Directors With Cause or by Rose for any reason other than Good Reason, Rose shall be entitled to receive an amount equal to the accrued but unpaid Base Remuneration through the date of termination as well as any unreimbursed reasonable business expenses incurred by Rose through the date of termination. Rose shall be entitled only to the Restricted Stock Grant shares or Contingent Restricted Stock Grant shares that are free from restrictions as of the date of termination. All Stock Options, to the extent not theretofore exercised, shall terminate on the date of termination of Rose's service as Chairman of the Board of Directors by the Company With Cause or by Rose without Good Reason.

                  (d) Effect of Termination by the Company Without Cause or by Rose for Good Reason. Upon the termination of Rose's service as Chairman of the Board of Directors Without Cause or by Rose for Good Reason, Rose shall be entitled to receive an amount equal to the accrued but unpaid Base Remuneration through the date of such termination, as well as any unreimbursed reasonable business expenses incurred by Rose through the date of termination, all unvested Stock Options shall immediately vest, and all restrictions shall be removed from the Restricted Stock Grant shares and the Contingent Restricted Stock Grant shares, if any. Rose shall have two (2) years from the date of such termination Without Cause or by Rose for Good Reason during the Initial Term to exercise all vested Stock Options.

                  (e) Expiration of Initial Term. Unless Rose's service as Chairman of the Board of Directors is terminated prior to the end of the Initial Term, upon expiration of the Initial Term, Rose's Stock Options, Restricted Stock Grant shares, and Contingent Restricted Stock Grant shares, if any, shall be treated as follows:


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                           (i)      All contingencies with respect to the
                  Contingent Restricted Stock Grant shares shall be removed;

                           (ii) If Rose continues to serve the Company in any capacity following the expiration of the Initial Term, all unvested Stock Options shall continue to vest and the restrictions shall continue to be removed from the Restricted Stock Grant shares and Contingent Stock Grant shares as provided in Sections 4-6 of this Agreement and in the stock option agreement and restricted stock grant agreement(s) provided for therein.

                           (iii) If Rose ceases to serve the Company in any capacity at any time following expiration of the Initial Term, then, at the time Rose ceases to serve, all unvested Stock Options shall immediately vest, all restrictions shall be removed from the Restricted Stock Grant shares and all restrictions shall be removed from the Contingent Restricted Stock Grant shares. In such event, Rose shall be entitled to exercise the Stock Options at any time prior to the expiration date of the Stock Option term notwithstanding anything to the contrary in the Omnibus Plan or in this Agreement.

         13.      CHANGE OF CONTROL.

                  (a) Definition. A "Change of Control" shall be deemed to have taken place if:

                           (i) any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than the Company, a wholly-owned subsidiary thereof, Edward L. Gaylord or any member of his immediate family or any trusts or other entities controlled by Edward L. Gaylord or any member of his immediate family, or any employee benefit plan of the Company or any of its subsidiaries, hereafter becomes the beneficial owner of Company securities having 50% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of the issuance of securities initiated by the Company in the ordinary course of business);

                           (ii) any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of Company securities having greater voting power than the Company securities held by Edward L. Gaylord, any member of his immediate family, and any trusts or other entities controlled by Edward L. Gaylord or any member of his immediate family; or

                           (iii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the holders of all the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction constitute, following such transaction, less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transactions; or


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                           (iv)     the Company sells all or substantially all
                  of the assets of the Company.

                  (b) Effect of Change of Control. In the event that within one year following a Change of Control the Board of Directors terminates Rose's service as Chairman of the Board Without Cause, or Rose terminates his service as Chairman of the Board for Good Reason, Rose shall be entitled to the greater of (i) a lump-sum payment of one year's Base Remuneration from the date of termination or (ii) a lump-sum payment of Rose's Base Remuneration for the remainder of the Initial Term or Additional Term, as applicable, of this Agreement. In addition, upon such termination, all unvested Stock Options shall vest and all restrictions shall be removed from the Restricted Stock Grant shares and the Contingent Restricted Stock Grant shares, if any. Rose shall have two (2) years from the date of such termination during the Initial Term to exercise all vested Stock Options.

                  (c) Going Private Transaction. Notwithstanding the foregoing, if Edward L. Gaylord or any member of his immediate family or any trusts or other entities controlled by Edward L. Gaylord or any member of his immediate family initiates any Rule 13e-3 transaction, as that term is defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934 (the "Rule 13e-3 Transaction"), and all conditions precedent to the Company's obligation to consummate the Rule 13e-3 Transaction shall have been satisfied, all unvested Stock Options shall vest and all restrictions shall be removed from the Restricted Stock Grant shares and the Contingent Restricted Stock Grant shares, if any; provided, however, that if the Rule 13e-3 Transaction is not thereafter consummated, the acceleration of Stock Option vesting and removal of Restricted Stock Grant or Contingent Restricted Stock Grant share restrictions shall be deemed to be null and void.

                  14.      Covenants.

                  (a) General. Rose and the Company understand and agree that the purpose of the provisions of this Section 14 is to protect legitimate business interests of the Company, as more fully described below, and is not intended to impair or infringe upon Rose's right to work, earn a living, or acquire and possess property from the fruits of his labor. Rose hereby acknowledges that the post-employment restrictions set forth in this Section 14 are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of his employment with the Company. Therefore, subject to the limitations of reasonableness imposed by law upon restrictions set forth herein, Rose shall be subject to the restrictions set forth in this Section 14.

                  (b) Definitions. The following capitalized terms used in this Section 14 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms: "Confidential Information" means any confidential or proprietary information possessed by the Company without limitation, any confidential "know-how," customer lists, details of client and consultant contracts, current and anticipated customer requirements, pricing policies, price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, computer software programs (including object code and source code), data and documentation, data base technologies, systems, structures and architectures, inventions and ideas, past, current and planned research and development, compilations, devices, methods,


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         techniques, processes, financial information and data, business acquisition plans, new personnel acquisition plans and any other information that would constitute a trade secret under the common law or statutory law of the State of Tennessee.

                           "Person" means any individual or any corporation,
                  partnership, joint venture, association or other entity or enterprise.

                           "Protected Employees" means employees of the Company
                  or its affiliated companies who are employed by the Company or its affiliated companies at any time within six (6) months prior to the date of termination of Rose for any reason whatsoever or any earlier date (during the Restricted Period) of an alleged breach of the Restrictive Covenants by Rose.

                           "Restricted Period" means the period of Rose's
                  employment by the Company plus a period extending two (2) years from the date of termination of employment; provided, however, the Restricted Period shall be extended for a period equal to the time during which Rose is in breach of his obligations to the Company under this Section 14.

                           "Restrictive Covenants" means the restrictive
                  covenants contained in Section 14(c) hereof:

                  (c)      Restrictive Covenants.

                           (i) Restriction on Disclosure and Use of Confidential Information. Rose understands and agrees that the Confidential Information constitutes a valuable asset of the Company and its affiliated entities, and may not be converted to Rose's own use or converted by Rose for the use of any other Person. Accordingly, Rose hereby agrees that Rose shall not, directly or indirectly, at any time during the Restricted Period or thereafter, reveal, divulge or disclose to any Person not expressly authorized by the Company any Confidential Information, and Rose shall not, at any time during the Restricted Period or thereafter, directly or indirectly, use or make use of any Confidential Information in connection with any business activity other than that of the Company. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company's rights or Rose's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices,

                           (ii) Non-solicitation of Protected Employees. Rose understands and agrees that the relationship between the Company and each of its Protected Employees constitutes a valuable asset of the Company and may not be converted to Rose's own use or converted by Rose for the use of any other Person. Accordingly, Rose hereby agrees that during the Restricted Period Rose shall not directly or indirectly on Rose's own behalf or on behalf of any Person solicit any Protected Employee to terminate his or her employment with the Company.

                           (iii) Non-interference with Company Opportunities. Rose understands and agrees that all business opportunities with which he is involved during his employment with the Company constitute valuable assets of the Company and its


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                  affiliated entities, and may not be converted to Rose's own use or converted by Rose for the use of any other Person. Accordingly, Rose hereby agrees that during the Restricted Period or thereafter, Rose shall not directly or indirectly on Rose's own behalf or on behalf of any Person, interfere with, solicit, pursue, or in any way make use of any such business opportunities.

                  (d) Exceptions from Disclosure Restrictions. Anything herein to the contrary notwithstanding, Rose shall not be restricted from disclosing or using Confidential Information that: (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by Rose or his agent; (ii) becomes available to Rose in a manner that is not in contravention of applicable law from a source (other than the Company or its affiliated entities or one of its or their officers, employees, agents or representatives) that is not known by Rose, after reasonable investigation, to be bound by a confidential relationship with the Company or its affiliated entities or by a confidentiality or other similar agreement; or (iii) is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, court order or legal process, Rose shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Rose.

                  (e)      Enforcement of the Restrictive Covenants.

                           (i) Rights and Remedies upon Breach. In the event Rose breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the right and remedy to enjoin, preliminarily and permanently, Rose from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. The rights referred to herein shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

                           (ii) Severability of Covenant. Rose acknowledges and agrees that the Restrictive Covenants are reasonable and valid in all respects. If any court determines that any Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

         15. COOPERATION IN FUTURE MATTERS. Rose hereby agrees that, for a period of three (3) years following the date of the termination of his service as Chairman of the Board, he shall cooperate with the Company's reasonable requests relating to matters that pertain to Rose's service as Chairman of the Board of the Company, including, without limitation, providing information of limited consultation as to such matters, participating in legal proceedings, investigations or audits on behalf of the Company, or otherwise making himself reasonably available to the Company for other related purposes. Any such cooperation shall be performed at times scheduled taking into consideration Rose's other commitments, and Rose shall be compensated at a per diem rate of $2,000 to the extent such cooperation is required on more than an occasional and limited basis. Rose shall also be reimbursed for all reasonable out of pocket expenses. Rose shall not be required to perform


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such cooperation to the extent it conflicts with any requirements of exclusivity of service for any other entity, nor in any manner that in the good faith belief of Rose would conflict with his rights under or ability to enforce this Agreement.

         16. INDEMNIFICATION. The Company shall indemnify Rose and hold him harmless from and against any and all costs, expenses, losses, claims, damages, obligations or liabilities (including actual attorneys fees and expenses) arising out of any acts or failures to act by the Company, its directors, employees or agents that occurred prior to the Effective Date, or arising out of or relating to any acts, or omissions to act, made by Rose on behalf of or in the course of performing services for the Company to the fullest extent permitted by the Bylaws of the Company, or, if greater, as permitted by applicable law, as the same shall be in effect from time to time. If any claim, action, suit or proceeding is brought, or any claim relating thereto is made, against Rose with respect to which indemnity may be sought against the Company pursuant to this Section, Rose shall notify the Company in writing thereof, and the Company shall have the right to participate in, and to the extent that it shall wish, in its discretion, assume and control the defense thereof, with counsel satisfactory to Rose.

         17. BINDING ARBITRATION AND LEGAL FEES. Any controversy or claim between or among the parties hereto, including but not limited to those arising out of or relating to this Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the law of the state of Tennessee), the Commercial Arbitration Rules of the American Arbitration Association in effect as of the date hereof, and the provisions set forth below. In the event of any inconsistency, the provisions herein shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to the Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action; provided, however, that all arbitration proceedings shall take place in Nashville, Tennessee. The arbitration body shall set forth its findings of fact and conclusions of law with citations to the evidence presented and the applicable law, and shall render an award based thereon. In making its determinations and award(s), the arbitration body shall base its award on applicable law and precedent, and shall not entertain arguments regarding punitive damages, nor shall the arbitration body award punitive damages to any person. Each party shall bear its own attorneys' fees, costs, and expenses in the arbitration.

         18.      MISCELLANEOUS.

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without reference to principles of conflicts of laws.

                  (b) Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

                  (c) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or


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         deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  (d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

                  (e) Assignment. This Agreement shall not be assignable by Rose. This Agreement may be assigned by the Company to a company which is a successor in interest to substantially all of the business operations of the Company. Such assignment shall become effective when the Company notifies the Rose of such assignment or at such later date as may be specified in such notice. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such successor company, provided that any assignee expressly assumes the obligations, rights and privileges of this Agreement.

                  (f) Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of the sections.

                  (g) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

                  (h) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                  If to Company, to:

                           Gaylord Entertainment Company
                           One Gaylord Drive
                           Nashville, Tennessee 37214
                           Attention: Rod Connor
                           Facsimile Number: (615) 316-6312

                  With a copy to:

                           Thomas J. Sherrard, Esq.
                           Sherrard & Roe, PLC
                           424 Church Street, Suite 2000
                           Nashville, Tennessee 37219
                           Facsimile Number: (615) 742-4539

                  If to Rose, to:

                           MIDARO INVESTMENTS, INC.
                           6305 Humphreys Boulevard
                           Suite 110
                           Memphis, TN 38120

                  With a copy to:

                           Ralph B. Lake, Esq.
                           Burch, Porter & Johnson PLLC
                           130 N Court Ave
                           Court Square Office
                           Memphis, TN  38103-2217
                           Facsimile Number: (901) 524-5024


                  (i) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  (j) No Third Party Beneficiary. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                                 /s/ Michael D. Rose
                                       -----------------------------------------
                                       Michael D. Rose



                                       GAYLORD ENTERTAINMENT COMPANY



                                    By:          /s/ E. K. Gaylord II
                                       -----------------------------------------
                                       E. K. Gaylord II, Chairman
                                       Board of Directors

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

                          GAYLORD ENTERTAINMENT COMPANY
                  1997 OMNIBUS STOCK OPTION AND INCENTIVE PLAN

         This STOCK OPTION AGREEMENT (the "Agreement") is by and between Gaylord Entertainment Company, a Delaware corporation (the "Company"), and Michael D. Rose (the "Grantee"), under the Company's 1997 Omnibus Stock Option and Incentive Plan, as amended (the "Plan").

         Pursuant to the terms of that certain Agreement, dated as of April 23, 2001, between the Company and Grantee (the "Chairman Agreement"), in order to provide an incentive to the Grantee to exert his utmost efforts on behalf of the Company, the Grantee has been awarded a nonqualified stock option (the "Option") to purchase certain shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), on the terms and conditions set forth in the Plan and this Agreement.

         SECTION 1. THE OPTION GRANT. The Grantee is hereby granted a Nonqualified Stock Option to purchase 100,000 shares of Common Stock of the Company at a purchase price of $25.25 per share. Said Nonqualified Stock Option is subject to the terms set forth below.

         SECTION 2.        EXERCISE OF OPTION RIGHTS.

         2.1 Times When the Option Can Be Exercised. The Option shall vest and become exercisable pursuant to the terms of the Chairman Agreement.

         2.2 Term of Option. The term during which the Option may be exercised shall terminate on April 22, 2011 subject to earlier termination as provided for in the Chairman Agreement or Section 3 of this Agreement (the "Option Term").

         2.3 Notice of Exercise. If the Grantee wishes to exercise his rights hereunder, the Grantee must give notice of exercise to the Company at the Company's principal office. The Grantee must give the notice in writing in form satisfactory to the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Grantee must include with the notice full payment for any shares being purchased under the Option (unless, in accordance with the Plan, the Committee shall have provided otherwise), and any taxes due under
Section 2.4.2 hereof.

         2.4      Payment.

                  2.4.1 Payment for any Common Stock being purchased under the Option must be made in cash, by certified or bank check, or by delivering to the Company Common Stock of the Company which the Grantee already owns. If the Grantee pays by delivering Common Stock of the Company, the Grantee must include with the notice of exercise the certificates for the Common Stock duly endorsed for transfer. The Company will value the Common Stock delivered by the

Grantee at its Fair Market Value as of the date of receipt as set forth in the Plan and, if the value of the Common Stock delivered by the Grantee exceeds the amount required under this Section 2.4.1, will return to the Grantee cash in an amount equal to the value, so determined, of any fractional portion of a share of Common Stock exceeding the amount required and will issue a certificate for any whole share of Common Stock exceeding the amount required.

                  2.4.2 The Grantee cannot buy any Common Stock under the Option unless, at the time the Grantee gives notice of exercise to the Company, the Grantee includes with such notice payment in cash, by certified or bank check, of all local, state, or federal withholding taxes due, if any, on account of buying Common Stock under the Option or gives other assurance to the Company satisfactory to the Committee of the payment of those withholding taxes.

         2.5      Transfer.

                  2.5.1 The Company shall deliver certificates for Common Stock bought under the Option as soon as practicable after receiving payment for the Common Stock and for any taxes under Section 2.4.2 hereof, and all documents required under the Plan and this Agreement. The certificates will be made out in the name of the Grantee.

                  2.5.2 If the Plan or any law, regulation, or interpretation requires the Company to take any action regarding the Common Stock before the Company issues certificates for the Common Stock being purchased, the Company may delay delivering the certificates for the Common Stock for the period necessary to take that action.

         SECTION 3.        TERMINATION.

         3.1 Generally. Except as otherwise provided in the Chairman Agreement, this Agreement and the Plan, the Option may not be exercised unless the Grantee is then in the service of the Company as its Chairman of the Board of Directors ("Chairman"), and unless the Grantee has remained continuously as the Company's Chairman since the date of grant of the Option. Unless otherwise set forth in the Chairman Agreement or determined by the Committee at or after the date of grant, in the event that the Grantee ceases to serve as Chairman, any portion of the Option that is exercisable at the time of such termination may be exercised by Grantee for a period of 90 days from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter. Provided, however, if Grantee remains Chairman until the expiration of the Initial Term, Grantee shall have until the expiration of the Option Term to exercise the Options.

         3.2 Death or Disability. If the Grantee dies while serving as Chairman (or within the period of extended exercisability provided herein), or if the Grantee's service as Chairman terminates by reason of Disability, the Option will become fully vested and exercisable (notwithstanding the provisions of Section 2.1 hereof), and may be exercised by the Grantee, by the legal representative of the Grantee's estate, or by the legatee under the Grantee's will at any time until the expiration of the term of the Option provided in
Section 2.2 hereof.

         3.3 Retirement. If the Grantee's service as Chairman terminates by reason of Retirement, any portion of the Option may be exercised by Grantee, to the extent such portion was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after the date of grant (but before the date of such Retirement) at any time until the expiration of the term of the Option provided in Section 2.2 hereof.

         3.4 Cause or by Grantee Without Good Reason. If the Grantee's service as Chairman is terminated by the Company for Cause or by Grantee Without Good Reason, as determined by the Committee in its sole discretion, the Option, to the extent not theretofore exercised, shall terminate on the date of such termination.

         3.5 Committee Discretion. Notwithstanding the provisions of subsections 3.1 through 3.4 above, but subject to the provisions of Section 4 below, the Committee may, in its sole discretion, at or after the date of grant (but before the date of termination), establish different terms and conditions pertaining to the effect on any Option of termination of a Grantee's service as Chairman, to the extent permitted by applicable federal and state law and provided that such differing terms and conditions are not to the Grantee's detriment.

         SECTION 4. GOVERNING PROVISIONS. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. Capitalized terms used but not defined herein shall have the same meanings ascribed to such terms in the Plan. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. If there is a difference or conflict between the provisions of this Agreement and/or the provisions of the Plan and the provisions of the Chairman Agreement, the provisions of the Chairman Agreement will govern. By signing this Agreement, the Grantee confirms that he has received a copy of the Plan.

         SECTION 5.        MISCELLANEOUS.

         5.1 Entire Agreement. This Agreement, the Chairman Agreement and the Plan contain all of the understandings between the Company and Grantee concerning the Option and include any earlier negotiations and understandings. The Company and Grantee have made no promises, agreements, conditions, or understandings relating to the Option, either orally or in writing, that are not included in this Agreement, the Chairman Agreement or the Plan.

         5.2 No Right to Future Service. None of the provisions of this Agreement or the Plan will interfere with or limit the right of the Company to end the Grantee's service as Chairman pursuant to the terms of the Chairman Agreement.

         5.3 Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

         5.4 Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same agreement.

         5.5 Notice. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company or the Committee, to the principal office of the Company and, if to Grantee, to the Grantee's last known address on the personnel records of the Company.

         5.6 Amendment. This Agreement may be amended by the Company, provided that unless the Grantee consents in writing, the Company cannot amend this Agreement if the amendment will materially change or impair the Grantee's rights under this Agreement and such change is not to the Grantee's benefit.

         5.7 Succession and Transfer. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their heirs, successors and assigns; however, neither the Option nor this Agreement is transferable, without the prior written consent of the Committee, other than (i) by will or by the laws of descent and distribution,
(ii) by the Grantee to a member of his Immediate Family, or (iii) to a trust for the benefit of the Grantee or a member of his Immediate Family.

         5.8 Governing Law. This Agreement shall be governed and construed exclusively in accordance with the law of the State of Delaware applicable to agreements to be performed in the State of Delaware to the extent it may apply.

         The Company and the Grantee have caused this Agreement to be signed and delivered as of the __ day of ________________, 2001.



                                       GAYLORD ENTERTAINMENT COMPANY



                                       By:
--------------------------                --------------------------------------
Michael D. Rose                           Rod Connor, Senior Vice President and
                                          Chief Administrative Officer

                                   EXHIBIT B-1

                           RESTRICTED STOCK AGREEMENT

                          GAYLORD ENTERTAINMENT COMPANY
                  1997 OMNIBUS STOCK OPTION AND INCENTIVE PLAN

         This RESTRICTED STOCK AGREEMENT (the "Agreement") is by and between Gaylord Entertainment Company, a Delaware corporation (the "Company"), and Michael D. Rose, (the "Grantee"), pursuant to the Company's 1997 Omnibus Stock Option and Incentive Plan (the "Plan").

         SECTION 1. RESTRICTED STOCK AWARD. Effective April 23, 2001, the Grantee is hereby awarded the right to receive 20,000 shares (the "Restricted Stock") of the Company's Common Stock, Par Value $ .01 per share (the "Common Stock"), subject to the terms and conditions of this Agreement and the Plan.

         SECTION 2. VESTING OF THE AWARD. The Grantee shall become vested in the number of shares of Restricted Stock as provided in the Agreement between the Company and Grantee dated as of April 23, 2001 (the "Chairman Agreement") (such number of shares referred to herein as the "Vested Stock") on the corresponding date set forth in the Chairman Agreement (such date referred to herein as the "Vested Date"); provided that, as of the Vested Date, there has been no prior termination of Grantee's service as Chairman of the Company's Board of Directors that, under the terms of the Chairman Agreement, would preclude vesting of all or any part of the Restricted Stock.

         SECTION 3. DISTRIBUTION OF VESTED STOCK. Subject to the terms of the Chairman Agreement, shares of Vested Stock will be distributed to the Grantee as soon as practicable after the Vested Date.

         SECTION 4. VOTING RIGHTS AND DIVIDENDS. Prior to the distribution of the Restricted Stock, certificates representing shares of the Restricted Stock will bear an appropriate legend in accordance with Section 10(b) of the Plan and will be held by the Company, as escrow agent, in the name of the Grantee. The Company will take such action as is necessary and appropriate to enable the Grantee to vote the Restricted Stock and receive dividends thereon.

         SECTION 5. GOVERNING PROVISIONS. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. Capitalized terms used but not defined herein shall have the same meanings ascribed to such terms in the Plan. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. If there is a difference or conflict between the provisions of this Agreement and/or the provisions of the Plan and the provisions of the Chairman Agreement, the provisions of the Chairman Agreement will govern. By signing this Agreement, the Grantee confirms that he has received a copy of the Plan.


                                     B-1 1

         SECTION 6.        MISCELLANEOUS.

                  6.1 Entire Agreement. This Agreement, the Chairman Agreement, and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Restricted Stock granted hereby and supersede any prior or contemporaneous negotiations and understandings. The Company and the Grantee have made no promises, agreements, conditions, or understandings relating to the Restricted Stock, either orally or in writing, that are not included in this Agreement, the Plan, or the Chairman Agreement.

                  6.2 Future Service. None of the provisions of this Agreement or the Plan will interfere with or limit the right of the Company to terminate the Grantee's service as Chairman pursuant to the terms of the Chairman Agreement.

                  6.3 Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

                  6.4 Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same agreement.

                  6.5 Notice. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company, to the principal office of the Company and, if to the Grantee, to the Grantee's last known address on the personnel records of the Company.

                  6.6 Amendment. This Agreement may be amended by the Company, provided that unless the Grantee consents in writing, the Company cannot amend this Agreement if the amendment will materially change or impair the Grantee's rights under this Agreement and such change is not to the Grantee's benefit. Nevertheless, the Committee shall have the authority to cancel all or any portion of any outstanding restrictions prior to the Vested Date with respect to any or all of the shares of the Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

                  6.7 Succession and Transfer. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their heirs, successors, and assigns. However, neither the Restricted Stock nor this Agreement is transferable prior to the Vested Date other than by will or by the laws of descent and distribution.

                  6.8 Governing Law. This Agreement shall be governed and construed exclusively in accordance with the law of the State of Delaware applicable to agreements to be performed in the State of Delaware to the extent it may apply.


                                     B-1 2

         IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement to be effective as of _____________, 2001.



GRANTEE:                               GAYLORD ENTERTAINMENT COMPANY



                                       By:
-------------------------------           --------------------------------------
Michael D. Rose                           Rod Connor, Senior Vice President and
                                          Chief Administrative Officer


                                     B-1 3

                                   EXHIBIT B-2

                      CONTINGENT RESTRICTED STOCK AGREEMENT
                              (PERFORMANCE SHARES)

                          GAYLORD ENTERTAINMENT COMPANY
                  1997 OMNIBUS STOCK OPTION AND INCENTIVE PLAN

         This CONTINGENT RESTRICTED STOCK AGREEMENT (the "Agreement") is by and between Gaylord Entertainment Company, a Delaware corporation (the "Company"), and Michael D. Rose, (the "Grantee"), pursuant to the Company's 1997 Omnibus Stock Option and Incentive Plan (the "Plan").

         SECTION 1. CONTINGENT RESTRICTED STOCK AWARD. Upon the occurrence of the earlier of: (i) the Company's Common Stock maintaining an average closing price of $32 or higher for a period of 30 consecutive trading days or (ii) the expiration of the Initial Term of the Agreement, dated as of April 23, 2001, by and between the Company and Grantee (the "Chairman Agreement") so long as the Grantee has continuously served as Chairman throughout the Initial Term, the Grantee shall be awarded the right to receive 20,000 shares (the "Restricted Stock") of the Company's Common Stock, Par Value $ .01 per share (the "Common Stock"), subject to the terms and conditions of the Chairman Agreement, this Agreement and the Plan.

         SECTION 2. VESTING OF THE AWARD. The Grantee shall become vested in the number of shares of Restricted Stock as provided in the Chairman Agreement (such number of shares referred to herein as the "Vested Stock") on the corresponding date set forth in the Chairman Agreement (such date referred to herein as the "Vested Date"); provided that, as of the Vested Date, there has been no prior termination of Grantee's service as Chairman of the Company's Board of Directors that, under the terms of the Chairman Agreement, would preclude vesting of all or any part of the Restricted Stock.

         SECTION 3. DISTRIBUTION OF VESTED STOCK. Subject to the terms of the Chairman Agreement, shares of Vested Stock will be distributed to the Grantee as soon as practicable after the Vested Date.

         SECTION 4. VOTING RIGHTS AND DIVIDENDS. Prior to the distribution of the Restricted Stock, certificates representing shares of the Restricted Stock will bear an appropriate legend in accordance with Section 10(b) of the Plan and will be held by the Company, as escrow agent, in the name of the Grantee. The Company will take such action as is necessary and appropriate to enable the Grantee to vote the Restricted Stock and receive dividends thereon.

         SECTION 5. GOVERNING PROVISIONS. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. Capitalized terms used but not defined herein shall have the same meanings ascribed to such terms in the Plan. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. If there is a difference or conflict between the provisions of this Agreement and/or the provisions of the Plan and the provisions of the Chairman Agreement, the provisions of the


                                     B-2 1

Chairman Agreement will govern. By signing this Agreement, the Grantee confirms that he has received a copy of the Plan.

         SECTION 6.        MISCELLANEOUS.

                  6.1 Entire Agreement. This Agreement, the Chairman Agreement, and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Restricted Stock granted hereby and supersede any prior or contemporaneous negotiations and understandings. The Company and the Grantee have made no promises, agreements, conditions, or understandings relating to the Restricted Stock, either orally or in writing, that are not included in this Agreement, the Plan, or the Chairman Agreement.

                  6.2 Future Service. None of the provisions of this Agreement or the Plan will interfere with or limit the right of the Company to terminate the Grantee's service as Chairman pursuant to the terms of the Chairman Agreement.

                  6.3 Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

                  6.4 Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same agreement.

                  6.5 Notice. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company, to the principal office of the Company and, if to the Grantee, to the Grantee's last known address on the personnel records of the Company.

                  6.6 Amendment. This Agreement may be amended by the Company, provided that unless the Grantee consents in writing, the Company cannot amend this Agreement if the amendment will materially change or impair the Grantee's rights under this Agreement and such change is not to the Grantee's benefit. Nevertheless, the Committee shall have the authority to cancel all or any portion of any outstanding restrictions prior to the Vested Date with respect to any or all of the shares of the Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

                  6.7 Succession and Transfer. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their heirs, successors, and assigns. However, neither the Restricted Stock nor this Agreement is transferable prior to the Vested Date other than by will or by the laws of descent and distribution.

                  6.8 Governing Law. This Agreement shall be governed and construed exclusively in accordance with the law of the State of Delaware applicable to agreements to be performed in the State of Delaware to the extent it may apply.


                                     B-2 2

         IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement to be effective as of _____________, 2001.



GRANTEE:                               GAYLORD ENTERTAINMENT COMPANY



                                       By:
----------------------------              --------------------------------------
Michael D. Rose                           Rod Connor, Senior Vice President and
                                          Chief Administrative Officer


                                     B-2 3